List of Subsidiaries of New Fortress Energy No. Entity Name 1 Amaunet, S. de R.L. de C.V. 2 American Energy Logistics Solutions LLC 3 American Natural Gas Holdings LLC 4 Atlantic Distribution Holdings SRL 5 Atlantic Energy Holdings LLC 6 Atlantic Energy Infrastructure Holdings SRL 7 Atlantic Pipeline Holdings SRL 8 Atlantic Power Holdings Limited 9 Atlantic Power Holdings SRL 10 Atlantic Terminal Infrastructure Holdings SRL 11 Barcarena Offshore Capital LLC 12 Bradford County Development Holdings LLC 13 Bradford County GPF Holdings LLC 14 Bradford County GPF Partners LLC 15 Bradford County LNG Marketing LLC 16 Bradford County Power Holdings LLC 17 Bradford County Power Partners LLC 18 Bradford County Real Estate Holdings LLC 19 Bradford County Real Estate Partners LLC 20 Bradford County Transport Holdings LLC 21 Bradford County Transport Partners LLC 22 CELBA – Centrais Elétricas Barcarena S.A. 23 CELBA 2 – Centrais Eletricas Barcarena S.A. 24 CH4 Energia Ltda. 25 Clean Energy Services Limited 26 Encanto East LLC 27 Encanto Power West LLC 28 Encanto West LLC 29 Energy Transport Solutions LLC 30 FLNG 1 Trading LLC 31 FLNG 3 UK Holdings Limited 32 FLNG Global Production Co. Limited 33 FLNG Lakach Gasco Holdings Limited 34 FLNG Lakach Upstream Holdco Limited 35 FLNG Lakach Upstream Parent Limited 36 FLNG Lakach Upstream Topco Parent Limited 37 Floating Infrastructure Holdings LLC 38 Freeze Marine LLC 39 Genera Management LLC 40 Genera PR LLC 41 Genera Services LLC 42 Golar LNG Partners LP 43 Golar Partners Finco LLC 44 Golar Spirit Corporation 45 Golar Winter Shipping Corp 46 Hygo Energy Transition Ltd. 47 Island LNG LLC 48 KDI Bethel Holdings LLC 49 KDI Wyalusing Holdings LLC 50 Klondike Digital Infra Inc. 51 Klondike Digital Infrastructure LLC 52 LA Development Holdings LLC 53 LA Real Estate Holdings LLC 54 LA Real Estate Partners LLC 55 LNG Holdings LLC 56 LNG Power Limited 57 Louisiana Development Holdings LLC 58 Mexico FLNG Onshore S. de R.L. de C.V. 59 Mexico FLNG, S. de R.L. de C.V. 60 Naviera Ballena Azul, S. de R.L. de C.V. 61 New Fortress Energy Foundation Limited 62 New Fortress Energy Holdings LLC 63 New Fortress Energy Inc. 65 New Fortress Energy Louisiana FLNG LLC 66 New Fortress Energy Marketing LLC 67 New Fortress Energy Servicios Mexico, S. de R.L. de C.V. 68 New Fortress Intermediate LLC 69 NFE Altamira FLNG S de RL de CV 70 NFE Altamira Onshore S. de R.L. de C.V. 71 NFE Altamira Pipeco S. de R.L. de C.V. 72 NFE Andromeda Chartering LLC 73 NFE Angola – Sociedade Unipessoal, Lda. 74 NFE Angola Holdings LLC 75 NFE Atlantic Holdings LLC 76 NFE BCS Holdings (A) LLC 77 NFE BCS Holdings (B) LLC 78 NFE BCS Mexico Holdings S de RL de CV 79 NFE Bermuda Holdings Limited 80 NFE BGE Consortium Project Company (Pty) Ltd 81 NFE Brazil Financing Limited 82 NFE Brazil Funding LLC 83 NFE Brazil Funding LP 84 NFE Brazil Holdings Limited 85 NFE Brazil Holdings LLC 86 NFE Altamira Holdings LLC 87 NFE Clean Energy Shipping LLC 88 NFE Equipment Holdings LLC 89 NFE Equipment Partners LLC 90 NFE European Trading LLC 91 NFE Explorer LLC 92 NFE Fast LNG Holdings LLC 93 NFE Fast LNG Operations LLC 94 NFE Financing LLC 95 NFE FLNG 1 Issuer LLC 96 NFE FLNG 1 LLC 97 NFE FLNG 2 LLC 98 NFE FLNG 3 LLC 99 NFE FLNG 4 LLC 100 NFE FLNG 5 LLC 101 NFE FLNG Management (Singapore) Pte Ltd 102 NFE Frontier LLC 103 NFE Gas Trading Limited 104 NFE Ghana Holdings LLC 105 NFE Ghana Partners LLC 106 NFE Global Holdings Limited 107 NFE Global Shipping LLC 108 NFE GP LLC 109 NFE Grand Shipping LLC 110 NFE Honduras Holdings LLC 111 NFE Innovation 1 LLC 112 NFE Innovation 2 LLC 113 NFE International Holdings 1 Limited 114 NFE International Holdings 2 Limited 115 NFE International Holdings Limited 116 NFE International Holdings 117 NFE International Holdings LLC 118 NFE International LLC 119 NFE International Shipping LLC 120 NFE Ireland Treasury Limited 121 NFE ISO Holdings LLC 122 NFE ISO Partners LLC 123 NFE Jamaica GP LLC 124 NFE Lakach GasCo FLNG S de RL de CV 125 NFE Logistics Holdings LLC 126 NFE Management LLC 127 NFE Maria Holdings LLC 128 NFE Marketing and Trading Limited 129 NFE Mexico Holdings Parent S.à r.l. 130 NFE Mexico Holdings S.à r.l. 131 NFE Mexico Power Holdings Limited 132 NFE Mexico Terminal Holdings Limited 133 NFE Nicaragua Development Partners LLC 134 NFE Nicaragua Development Partners LLC, Sucursal Nicaragua 135 NFE Nicaragua Holdings LLC 136 NFE North Distribution Limited 137 NFE North Holdings Limited 138 NFE North Holdings Limited 139 NFE North Infrastructure Limited 140 NFE North Trading LLC 141 NFE North Transport Limited 142 NFE OSV 1 LLC 143 NFE Pacifico LAP, S. de R.L. de C.V. 144 NFE Patent Holdings LLC 145 NFE Pathfinder LLC 146 NFE Pioneer 1 LLC 147 NFE Pioneer 2 LLC 148 NFE Pioneer 3 LLC 149 NFE Plant Development Holdings LLC 150 NFE Power Brasil Participações S.A. 151 NFE Power Comercializadora de Gás Natural Ltda. 152 NFE Power Distribuidora de Gás Natural Ltda. 153 NFE Power Latam Participações e Comércio Ltda. 154 NFE Power México S. de R.L. de C.V. 155 NFE Power PR LLC 156 NFE Power SSLNG Participações Ltda. 157 NFE PR Management LLC 158 NFE SA Holdings (Pty) Ltd 159 NFE SA Terminal (Pty) Ltd 160 NFE Shannon Holdings Limited 161 NFE Singapore Holdings LLC 162 NFE South Holdings Limited 163 NFE South Holdings Limited 164 NFE South Power Buyback Holdings Limited 165 NFE South Power Holdings Limited 166 NFE South Power Holdings LLC 167 NFE South Power Trading Limited 168 NFE Sri Lanka Power Holdings LLC 169 NFE Sub LLC 170 NFE Sustainable Shipping LLC 171 NFE Transport Holdings LLC 172 NFE Transport Partners LLC 173 NFE UK Holdings Limited 174 NFE Upstream Co S. de R.L. de C.V. 175 NFE US Holdings LLC 176 NFE Vanguard LLC

177 NFE Vessel Holdings LLC 178 NFE Vessel Management LLC 179 NFE Vessel Operations LLC 180 NFE Winter US LLC 181 NFE Winter US LP 182 NFEnergía GN de BCS S. de R.L. de C.V. 183 NFEnergia Honduras S. de R.L. 184 NFEnergia LLC 185 NFEnergia Mexico S. de R.L. de C.V. 186 NFI Equity Holdings LLC 187 NuevaGen Power Holdings LLC 188 NuevaGen Power LLC 189 PA Development Holdings LLC 190 PA Real Estate Holdings LLC 191 PA Real Estate Partners LLC 192 Path Ltd. 193 Portocem Geração de Energia S.A. 194 PT Golar Indonesia 195 Rovema Equipment LLC 196 Rovema Equipment LP 197 Shannon LNG Energy Limited 198 Shannon LNG Limited 199 Soluciones de Energia Limpia PR LLC 200 TICO Development Partners Holdings LLC 201 TICO Development Partners LLC 202 Usina Teremeletrica de Lins S.A. 203 ZeroPark I LLC 204 ZeroPark II LLC 205 ZeroParks Holdings LLC 206 ZeroParks Inc. 207 ZeroParks Intermediate Holdings LLC 208 ZeroParks Management LLC 209 ZeroParks Marketing LLC 210 ZeroParks Permits LLC 211 NFE Brazil Investments LLC